Exhibit 10.42

Termination Agreement

This termination agreement (this “Agreement”) is entered into on February 5, 2016 in Shenzhen, People’s Republic of China, by and among the following parties:

Party A:	Shenzhen Yatai Future Education Technology Development Co., Ltd. Registered address: Building A-1, Qinghua Ziguang Technology Park 13 Langshan Road, Gaoxin District North, Nanshan District, Shenzhen

Party B:	QIU Feng, a Chinese natural person, whose personal ID card number is: 650300197110142229

Party C:	TUO Peifa, a Chinese natural person, whose personal ID card number is: 659001196507282215

Party D:	Shanghai Bohao Information Technology Co., Ltd. Registered address: Room 1304-2, No. 198 Wudong Road, Yangpu District, Shanghai

Party A, Party B, Party C and Party D herein are referred to collectively as the “Parties hereto” and individually as “One Party”.

Whereas:

(1)	The Parties hereto entered into the Equity Purchase Agreement (the “Original Agreement”) on October 19, 2015 in Shenzhen, pursuant to which Party B and Party C agree to transfer its respective 50% equity in Party D to Party A;

(2)	Now, upon friendly consultation, the Parties hereto agree to terminate the Original Agreement.

Therefore, the Parties hereto, upon friendly consultation based on the principle of mutual benefit and trust, agree to entered into agreement as follows:

I. The Parties hereto unanimously agree that the Original Agreement shall be dissolved and terminated as of the date of execution of this Agreement and that, except otherwise specified herein, all the rights and obligations of the Parties hereto under the Original Agreement (including but not limited to all the rights, obligations, responsibilities, commitments and warranties created prior to the execution of this Agreement) shall all be dissolved and terminated.

II. The Parties hereto unanimously agree that, within 60 days of the date of execution of this Agreement, the consideration hereunder received from the other party shall be returned and that the situation shall be restored to the extent possible to that prior to the execution and performance of this Agreement. Specifically, Party B and Party C must return the sum in aggregate of ¥5,000,000.00 paid as consideration by Party A to Party A.

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III. The Parties hereto unanimously agree that, starting from the date of execution of this Agreement, except the matter provided in Section II, (1) the Original Agreement will cease to have any legal effect on the Parties hereto and the Parties hereto shall not have and assume any rights and obligation between each other; (2) the Parties hereto will cease to have any outstanding rights and obligations between each other in connection with the Original Agreement; (3) the Parties hereto unanimously agree that any right and obligation (if any) arising from the performance, dissolution and termination of the Original Agreement will all be absolved and/or waived, and no party of the Agreement needs to the other party any compensation.

IV. The Parties hereto unanimously agree that each party must make best effort to perform all necessary procedures, take all necessary action and provide all necessary assistance in the process of dissolution and termination of the Original Agreement.

V. In accordance with the Original Agreement, the Parties hereto agree that the Confidentiality provision therein shall remain in effect, regardless of whether the Original Agreement is amended, dissolved or terminated. Therefore, this Agreement reiterate the provision regarding confidentiality therein:

The Parties hereto agree to maintain confidentiality with regard to the following information: no party shall disclosed the existence, content and execution of the transaction documents, any trade secrets, technology secrets obtained from the other party during the period when the transaction documents are in effect, any oral or written material obtained for the preparation and performance of the transaction documents to any third party with obtaining prior written consent from the other party. All parties must ensure that its respective employees, advisors and agents maintain the confidentiality obligation hereunder; provided that the disclosure of any confidential information shall not be regarded as breach of this agreement under any of the following circumstances: (1) such information is already known to the public at the time of disclosure; (2) such information is disclosed in accordance with any prior written consent from the other party; (3) information disclosed by one party, for the purpose of evaluation of this transaction, to its shareholder(s), directors and management members who are bound by the confidentiality obligation, or to the auditor and legal advisor it has engaged; (4) information disclosed by one party in accordance to any requirement of any competent securities exchange, regulatory agency or other government agencies and, prior to such disclosure, the party has notified the other party in writing of the specific nature of the trade secret to be disclosed. Within reasonable time before making any aforementioned disclosure, the disclosing party must consult with the other party regarding such disclosure and seek confidentiality treatment, at the other party’s reasonable request and to the extent possible, of the such disclosure .

VI. This Agreement shall become effective upon the execution by the respective authorized representatives of the Parties hereto.

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VII. This Agreement is written in Chinese in four counterparts, with one to each party and all counterparts shall have the same legal effect.

VIII. Applicable law: the preparation, validity, performance and interpretation of this Agreement, and the resolution of dispute arising from this Agreement, shall all be governed by the applicable law of China.

IX. Dispute Resolution: any dispute in connection with this Agreement must be resolved through consultation between the Parties hereto. If such consultation fails, such dispute may be submitted by any party to South China International Economic and Trade Arbitration Commission located in Shenzhen to be arbitrated by the Commission in accordance with its arbitration rules then in effect. The location of the arbitration is in Shenzhen. And the judgement of the arbitration is final and binding to all parties.

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(This is the signature page with no proper text)

In witness whereof, the Parties hereto have executed this Agreement on the date first shown herein:

Party A:	Shenzhen Yatai Future Education Technology Development Co., Ltd.
Legal Representative: /s/ LI Weifu

Party B:	/s/ QIU Feng

Party C:	/seal/ TUO Peifa
/s/ TUO Peifa

Party D:	Shanghai Bohao Information Technology Co., Ltd.
/seal/ Shanghai Bohao Information Technology Co., Ltd. Legal Representative: /s/ QIU Feilong

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